Exhibit 5.1

October 17, 2005

CBOT Holdings, Inc.

141 W. Jackson Blvd.

Chicago, Illinois 60604

Re:	Registration of Securities on Form S-1

Ladies and Gentlemen:

We are acting as special counsel to CBOT Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of up to 3,670,212 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), including up to 478,723 shares of Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 (Registration No. 333-124730) originally filed by the Company with the Securities and Exchange Commission on May 9, 2005 under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”). Of the shares of Common Stock to be registered pursuant to the Registration Statement, up to 3,419,209 shares of Common Stock (including 478,723 shares to cover over-allotments, if any) are being offered by the Company (the “Primary Shares”) and up to 251,003 shares are being offered by certain selling stockholders (the “Secondary Shares”). This letter supersedes our earlier letter delivered to the Company on September 26, 2005 in connection with the filing of Amendment No. 3 to the Registration Statement.

In our capacity as special counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the organizational documents of the Company, (b) certain minutes and records of the corporate proceedings of the Company and (c) the Registration Statement and exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company or certificates or comparable documents of public officials and officers and other representations of

CBOT Holdings, Inc.

October 17, 2005

the Company. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

(1) When the Registration Statement has become effective under the Securities Act, when the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Primary Shares and when the issuance and transfer of the Primary Shares to the Company’s underwriters is registered by the Company’s transfer agent/registrar against payment of the agreed consideration therefor in accordance with the underwriting agreement to be executed in connection with the offering, the Primary Shares, when issued, will be validly issued, fully paid and non-assessable.

(2) The Secondary Shares have been validly issued and are fully paid and non-assessable.

Our advice on every legal issue in this letter is based exclusively on the General Corporation Law of the State of Delaware and the federal laws of the United States, and represents our opinion as to how such issue would be resolved were it to be considered by the highest court in the jurisdiction that enacted such law. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Primary Shares and the Secondary Shares.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws identified above be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

Very truly yours,

/s/    Jenner & Block LLP

Jenner & Block LLP